PLS CPA, A PROFESSIONAL CORP.
t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t
t TELEPHONE (858) 722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979
t E-MAIL changgpark@gmail.com t

July 17, 2015

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7561

Re: Insulcrete, Inc.

Dear Madame or Sir

On July 14, 2015 our appointment as auditor for Insulcrete, Inc. ceased. We have read Insulcrete, Inc.'s statement included under Item 4.01 of its Form 8-K dated July 17, 2015 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/  PLS CPA
PLS CPA, A Professional Corp.
San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board